SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) MAY 26, 1998

                         THE AMERICAN ENERGY GROUP, LTD.
             (Exact name of registrant as specified in its charter)

        NEVADA                       0-26402                    87-0448843
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)


                    P.O. BOX 489, SIMONTON, TEXAS        77476
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (281) 346-2652

         ______________________________________________________________
         (Former name or former address, if changed since last report.)

                                 The American Energy Group, Ltd. Form 8-K Page 1
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                                    FORM 8-K

                        THE AMERICAN ENERGY GROUP, LTD.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

      Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

      Not Applicable.

ITEM 5.  OTHER EVENTS.

      The Company's wholly owned subsidiary, Hycarbex-American Energy, Inc., has been engaged in drilling operations on its Jacobabad Concession in the Middle Indus Basin in central Pakistan since March 15,1998. The exploratory well, Kharnhak No. 1, has encountered results of a potentially material nature. These preliminary results are identified in the attached Exhibit A, a Company Update of same date as this filing. The ultimate significance of these results or magnitude of impact on the Company cannot be determined until further evaluation and review of technical data has been completed.

ITEM 6. RESIGNATIONS OF REGISTRANTS DIRECTORS.

      Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      Not Applicable

                              The American Energy Group, Ltd.  Form 8-K   Page 2
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ITEM 8.  CHANGE IN FISCAL YEAR.

      Not Applicable.
                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE AMERICAN ENERGY GROUP, LTD.
                                              (Registrant)

Date: MAY 26, 1998                  BY:          B/J/S
                                       Bradley J. Simmons, President

                              The American Energy Group, Ltd.  Form 8-K   Page 3
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                    EXHIBIT A TO FORM 8-K DATED MAY 26, 1998

                                IMMEDIATE RELEASE
                         THE AMERICAN ENERGY GROUP, LTD.
                                 WWW.AMELOIL.COM
                                  OTC ("AMEL")

        COMPANY UPDATE..........Islamabad, Pakistan..........May 26, 1998

Hycarbex, Inc., a wholly owned subsidiary of The American Energy Group, Ltd., today announced preliminary results of its first Middle Indus Basin exploratory well in central Pakistan. The well, Kharnhak No. 1, was spudded on March 15th, 1998, and was drilled to total depth on May 12, 1998. The well ceased drilling in the Chiltan Limestone of the Upper Jurassic formation at 8,250 feet, and had encountered gas shows throughout a 700 foot section identified by paleontologist reports as the Sui Main Limestone and a 260 foot section identified as the Pab Ranikot Sandstone. As a result of log analysis, core analysis, and the gas shows encountered, the Company conducted drillstem tests in the Sui Main Limestone. The drillstem test of the Sui Main Limestone at approximately 3,900 feet produced natural gas and formation water, and pressure tests indicated downhole flowing pressure of 1750 psi. Chromatograph readings taken from gas samples at the surface indicated a high quality gas with no CO2 or H2S detected. A successful flare test was conducted at the surface during the drillstem test. Casing has been set to a depth of 7,500 feet, operations have been suspended, and the drilling rig has been released. The commerciality of this well and the Sui Main geological structure will be determined by futher evaluation and analysis by the Company and the Government of Pakistan.

Based upon these results and the intent to evaluate other potentially productive formations and structures, the Company will hold an Operating Committee Meeting, which is comprised of the working interest owners (in this case, the Company and the Government of Pakistan) in Islamabad to extend its Exploration License on the Jacobabad Concession for one year and commit to drill another well to evaluate the Sui Main and Pab formations by April, 1999. The next well is anticipated to be drilled to a maximum depth of 5,000 feet.

Having completed its three years of work requirements and initial License term, the Company, per the provisions of the Exploration License, will relinquish 20% of the acreage originally held under the Concession, thereby retaining approximately one million acres for further exploration and development. The relinquished acreage is not part of the potentially productive structure to be evaluated by the Company on the Jacobabad Concession.

The American Energy Group, Ltd. is an independent oil and gas exploration, drilling, and production company based in Houston, Texas, involved with both domestic and international exploration projects.

Shareholder Relations Contact:   Larry Stauffer
                                 Porter, Levay, & Rose, Inc. New York
                                 212- 564-4700

        281-346-2652..........P.O. Box 489..........Simonton, Texas 77476

                              The American Energy Group, Ltd.  Form 8-K   Page 4